Exhibit 99.1

PRESS RELEASE

Company Contact:	Investor Contact:
Mark A. Varney, Ph.D.	Erika Moran/ Dian Griesel, Ph.D.
President and CEO	Media Contact:
Cortex Pharmaceuticals, Inc.	Janet Vasquez
949.727.3157	The Investor Relations Group
212.825.3210

CORTEX REGAINS RIGHTS TO DEVELOP ITS AMPAKINE

COMPOUNDS TO TREAT DEPRESSION AND SCHIZOPHRENIA

IRVINE, CA (October 1, 2010) — Cortex Pharmaceuticals, Inc. (OTCBB (CORX)) announced that it has regained worldwide rights to develop and commercialize its AMPAKINE® compounds for the treatment of schizophrenia and depression.

In January 1999, Cortex entered into a research collaboration and exclusive worldwide license agreement with Organon which granted Organon exclusive, worldwide rights to develop and commercialize AMPAKINE compounds for the treatment of schizophrenia and depression. Organon is now a subsidiary of Merck. As part of an ongoing prioritization process, Merck has decided not to proceed further with its AMPAKINE development program, and has returned its exclusive rights to develop AMPAKINE compounds for the treatment of depression and schizophrenia to Cortex.

“The return of these rights to Cortex now allows us to develop our lead AMPAKINE compounds for these serious psychiatric disorders,” said Mark Varney, Ph.D., President and Chief Executive Officer of Cortex. “Data from animal models suggests AMPAKINE compounds could treat the cognitive deficits that occur in as much as 75% of individuals with schizophrenia. In addition, recent animal work suggests AMPAKINE compounds like CX1739 could be effective therapies for depression, and could potentially provide a much more rapid onset of antidepressant activity and represent a completely new mechanism of treating this disorder.”

Cortex Pharmaceuticals, Inc.

Cortex, located in Irvine, California, is a neuroscience company focused on novel drug therapies for treating psychiatric disorders, neurological diseases and sleep apnea. Cortex is pioneering a class of proprietary pharmaceuticals called AMPAKINE® compounds, which act to increase the strength of signals at connections between brain cells. The loss of these connections is thought to be responsible for memory and behavior problems in Alzheimer’s disease. Many psychiatric diseases, including schizophrenia, occur as a result of imbalances in the brain’s neurotransmitter system. These imbalances may be improved by using the AMPAKINE technology. For additional information regarding Cortex, please visit the Company’s website at http://www.cortexpharm.com.

Forward-Looking Statement

Note — this press release contains forward-looking statements concerning the Company’s operating activities. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. The success of such activities depends on a number of factors, including the risks that the Company’s drug candidates may at any time be found to be unsafe or ineffective for their intended use, including the treatment of schizophrenia, depression, or Parkinson’s disease; or that the Company may have insufficient resources to undertake proposed clinical studies and that preclinical or clinical studies may at any point be suspended or take substantially longer than anticipated to complete. As discussed in the Company’s Securities and Exchange Commission filings, the Company’s proposed products will require additional research, lengthy and costly preclinical and clinical testing and regulatory approval. AMPAKINE compounds are investigational drugs and have not been approved for the treatment of any disease. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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